UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 4, 2021

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Director Transitions
On November 4, 2021, the Board of Directors (the “Board”) of NeoGenomics, Inc., a Nevada corporation (the “Company”), voted to appoint David Daly to serve as a member of the Board, effective November 10, 2021. Mr. Daly will serve as a member of the Board until the 2022 annual meeting of shareholders of the Company or until his resignation or removal and otherwise until his successor is elected. Mr. Daly will receive compensation for his service as a director consistent with the Company’s director compensation program previously disclosed in the Company’s definitive proxy statement for its 2021 annual meeting of shareholders, including pro-rated equity compensation.
Effective today, Douglas VanOort has resigned from the Board.

Leadership Team Transitions
On November 4, 2021, the Company announced that William Bonello, the Company’s current President, Informatics, was appointed Chief Financial Officer of the Company, effective January 1, 2022. In addition, on November 4, 2021, the Company announced that Kathryn McKenzie, the Company’s current Chief Financial Officer, was appointed Chief Sustainability and Risk Officer of the Company, also effective January 1, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Name:	Kathryn B. McKenzie
Title:	Chief Financial Officer
Date:	November 10, 2021